UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2011 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   617-402-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 31, 2011, athenahealth, Inc. (“athenahealth”) completed its previously announced acquisition of Proxsys LLC, an Alabama limited liability company (“Proxsys”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among athenahealth; Prometheus Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of athenahealth (“MergerCo”); Proxsys; and Hollis Gieger, as Securityholders’ Representative. Pursuant to the Merger Agreement, MergerCo merged with and into Proxsys, with Proxsys remaining as the surviving entity (the “Surviving Entity”) after the merger (the “Merger”). As a result of the Merger, athenahealth is the sole member of the Surviving Entity.  There are no material relationships among athenahealth and Proxsys or any of their respective affiliates, other than in respect of the transactions contemplated by the Merger Agreement.

At the effective time of the Merger, by virtue of the Merger and without any action on the part of the holders of any membership interest in Proxsys, all of Proxsys’s issued and outstanding membership interests, participation units under its Employee Incentive Compensation Plan, and warrants were converted into the right to receive an aggregate amount of $28.0 million, subject to customary adjustments (the “Base Consideration”). The Merger Agreement also contemplates the payment of an additional $8.0 million in earn-out consideration if the Surviving Entity achieves certain business and financial milestones between the closing date and the second anniversary thereof (the “Earn-out Consideration”). The Merger Agreement also provides that $1.96 million of the Base Consideration and up to $1.4 million of the Earn-out Consideration be placed into an escrow account, which will be available to settle certain claims for indemnification for breaches or inaccuracies in Proxsys’s representations and warranties, covenants, agreements, losses attributable to certain taxes, and payments due to athenahealth for certain adjustments to the calculation of the working capital of Proxsys. The cash used for the Merger was funded by athenahealth’s cash on hand.

The foregoing description of the Merger Agreement does not purport to be a complete statement of the parties’ rights under the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to athenahealth’s Current Report on Form 8-K filed on July 21, 2011, and is incorporated herein by reference.

On August 31, 2011, athenahealth issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1§*	Agreement and Plan of Merger, dated as of July 21, 2011, by and among athenahealth, Inc., Prometheus Acquisition LLC, Proxsys LLC, and the Securityholders’ Representative named therein.
99.1	Press release issued by athenahealth, Inc. on August 31, 2011.

§	Schedules, exhibits, and similar supporting attachments or agreements to the Merger Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. athenahealth, Inc. agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

*	Incorporated by reference to athenahealth’s Current Report on Form 8-K, filed July 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)

August 31, 2011	/s/ DANIEL H. ORENSTEIN
Daniel H. Orenstein
SVP, General Counsel, and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1§*	Agreement and Plan of Merger, dated as of July 21, 2011, by and among athenahealth, Inc., Prometheus Acquisition LLC, Proxsys LLC, and the Securityholders’ Representative named therein.
99.1	Press release issued by athenahealth, Inc. on August 31, 2011.

§	Schedules, exhibits, and similar supporting attachments or agreements to the Merger Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. athenahealth, Inc. agrees to furnish a supplemental copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

*	Incorporated by reference to athenahealth’s Current Report on Form 8-K, filed July 21, 2011.